EXHIBIT 2

                  REPRESENTATIONS AND REGISTRATION RIGHTS AGREEMENT (the
            "Agreement") dated as of January 1, 1995 between STRATASYS, INC., a Delaware corporation (the "Company"), and INTERNATIONAL BUSINESS MACHINES CORPORATION, a New York corporation ("IBM").

            In connection with the sale on the date hereof by the Company to IBM of 500,000 shares of Common Stock, $.01 par value per share (the "Common
Stock"; and such 500,000 shares, the "Shares"), pursuant to the Assignment and Sale of Rapid Prototyping Technology and Related Assets Agreement dated January 1, l995 (the "Technology Agreement"), the Company and IBM hereby agree as follows:

            1. Representations and Warranties of the Company. The Company hereby represents and warrants to IBM that:

            (a) Corporate Organization and Authority. The Company (i) is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware; (ii) has the corporate power and authority to own its property and conduct its business where such business is now conducted and to carry on its business as now conducted; and (iii) has been duly qualified and is in good standing to do business as a foreign corporation in each jurisdiction in which the conduct of its business or ownership or leasing of its properties requires qualification, except where failure so to qualify would not have a material adverse effect on the business, properties or condition of the Company.

            (b) Capitalization. On the date hereof, the authorized capital of the Company consists of (i) 5,000,000 shares of Common Stock, of which 2,871,210 shares are validly issued, outstanding, fully paid and nonassessable, and (ii) 264,000 shares of preferred stock, $.01 par value per share, all of which are issued and outstanding. Except as contemplated by this Agreement and the Technology Agreement and except for 300,000 shares of Common Stock that have been reserved for issuance under the Company's stock plans (of which 146,601 shares are subject to outstanding options) and up to 729,353 shares of Common Stock that has been reserved for issuance upon exercise of warrants and options, there are not outstanding subscriptions, warrants, options, conversion privileges or other rights or agreements to purchase or otherwise acquire or issue any shares of capital stock of the Company (or shares reserved for such
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purpose), and no preemptive rights or rights of first refusal exist with respect to the issuance of Common Stock.

            (c) Authorization. All corporate action on the part of the Company necessary for the authorization, execution and delivery of this Agreement and the Technology Agreement by the Company, the performance by the Company of all its obligations under this Agreement and the Technology Agreement and the issuance and delivery by the Company of the Shares has been duly taken, and this Agreement and the Technology Agreement constitute the valid and binding obligations of the Company. No consent, approval, order or authorization of, or registration, declaration or filing with, any governmental authority or any other person is required to be obtained or made by the Company in connection with the transactions contemplated hereby.

            (d) Validity of Shares. When issued, sold and delivered in accordance with the terms and for the consideration expressed in the Technology Agreement, the Shares shall be duly authorized, validly issued, fully paid and nonassessable.

            (e) Disclosure. The Company's Registration Statement on Form SB-2 (Registration No. 33-83638C), a copy of which has been furnished to IBM and which became effective on October 20, 1994, was true and complete in all material respects as of its effective date and did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements contained therein, in light of the circumstances under which there were made, not misleading.

            (f) Changes in Condition. Since October 20, 1994, no event has occurred respecting the Company except events that both individually and in the aggregate would not have a material adverse effect on the financial condition, results of operations or prospects of the Company.

            (g) No Defaults, Violations or Conflicts. The Company is not in violation with respect to any term or provision of (i) its certificate of incorporation or by-laws or any indebtedness, mortgage, indenture, contract, agreement, license, permit, judgment, decree or order to which it is a party or
(ii) any statue, ordinance, rule or regulation, which violation would have a material adverse
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effect on the business, properties or condition of the Company.

            (h) Private Offering. Neither the Company nor anyone acting on its behalf has offered any of the Shares for sale to, or solicited offers to buy any thereof from, or otherwise approached or negotiated with respect thereto with, any prospective purchaser other than IBM. Neither the Company nor anyone acting on its behalf has within the last twelve months issued, sold or offered any security of the Company to any person or organization under circumstances that would cause the issuance and sale of the Shares, as contemplated by this Agreement and the Technology Agreement, to be subject to the registration requirements of the Securities Act of 1933 (the "Securities Act"). The Company agrees that neither the Company nor anyone acting on its behalf will offer the Shares or any part thereof or any similar securities for issuance or sale to, or solicit any offer to acquire any of the same from, anyone so as to make the issuance and sale of the Shares subject to the registration requirements of
Section 5 of the Securities Act.

            (i) Brokers and Finders. The Company has not retained any investment banker, broker or finder in connection with the transactions contemplated by this Agreement and the Technology Agreement.

            (j) Blue Sky Compliance. The Company shall use its best efforts to comply with all state securities or "Blue Sky" laws necessary to offer and sell the Shares to IBM.

            2. Representations and Warranties of IBM.

            (a) Securities Act. IBM understands and acknowledges that the offering of the Shares pursuant to this Agreement and the Technology Agreement will not be registered under the Securities Act or qualified under any state "Blue Sky" laws on the grounds that the offering and sale of the Shares are exempt from registration and qualification, respectively, under the Securities Act and the state "Blue Sky" laws, and that the Company's reliance upon such exemption is predicated upon IBM's representations set forth in this Agreement. IBM represents and warrants to the Company that IBM is acquiring the Shares for investment only and not with a view to any distribution of all or any portion thereof, and IBM will not offer to sell or otherwise
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dispose of all or any portion of the Shares in violation of any of the registration requirements of the Securities Act. If, at any time in the future, IBM should offer, sell, assign, pledge, hypothecate, transfer or otherwise dispose of the Shares, it will do so only in accordance with the registration requirements of the Securities Act or pursuant to an exemption therefrom.

            (b) Accredited Investor. IBM represents and warrants to the Company that IBM is an "accredited investor" as such term is defined in Regulation D under the Securities Act.

            (c) Conditions on Transfer. IBM covenants that, unless the Shares have been registered pursuant to Section 3 hereof, IBM will not dispose of any Shares unless and until (i) IBM shall have notified the Company of the proposed disposition and shall have furnished the Company with a statement of the circumstances surrounding the proposed disposition and (ii) IBM shall have furnished the Company with an opinion of counsel (which may be an employee of IBM) reasonably satisfactory in form and substance to the Company and the Company's counsel to the effect that, or shall otherwise have satisfied the Company that, such disposition will not require registration under the Securities Act.

            (d) Legends for the Shares. IBM acknowledges that the certificate or certificates evidencing the Shares will bear a legend reading substantially as follows:

                  THE SHARES OF COMMON STOCK REPRESENTED BY THIS CERTIFICATE
            HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR ANY APPLICABLE STATE SECURITIES LAWS. SUCH SHARES MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF REGISTRATION OR AN EXEMPTION THEREFROM UNDER SAID ACT AND ANY APPLICABLE STATE SECURITIES LAWS, NOR MAY SUCH SHARES BE SOLD OR TRANSFERRED WITHOUT COMPLIANCE WITH THE AGREEMENT DATED JANUARY 1, 1995.

            3. Registration Rights.

            (a) Demand Registrations. At any time after the third anniversary of the date hereof, if IBM is unable at any time for any reason to dispose of the Shares pursuant to Rule 144(k) under the Securities Act, then upon the written demand of IBM, the Company shall use its best efforts to
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effect the registration (a "Demand Registration") under the Securities Act of such number of Registration Shares (as defined below) then beneficially owned by IBM as shall be indicated in a written demand sent to the Company by IBM; provided, however, that (i) the Company shall be obligated to effect a total of no more than two Demand Registrations, (ii) a Demand Registration shall not count as such until it has become effective, except that if, after it has become effective, the offering of Registration Shares pursuant to such registration is interfered with by any stop order, injunction or other order or requirement of the Securities and Exchange Commission (the "SEC") or any other governmental authority, such registration shall be deemed not to have been effected unless such stop order, injunction or other order or requirement shall subsequently have been vacated or otherwise removed and (iii) a Demand Registration shall not count as such if the Company (or any other stockholder of the Company) offers any of its securities pursuant to the registration in accordance with the next sentence and IBM does not sell in the offering all Registration Shares it requested to register. If a Demand Registration is initiated by IBM and the Company (or any other stockholder of the Company with registration rights) then wishes to offer any of its securities in connection with the registration, no such securities may be offered by the Company or any other stockholder until such time as all Registration Shares registered or to be registered pursuant to IBM's written demand have been sold by IBM. Upon receipt of IBM's written demand, the Company shall expeditiously effect the registration under the Securities Act of the Registration Shares and use its best efforts to have such registration become and remain effective as provided in Section 3(h). IBM shall have the right to select the underwriters for a Demand Registration. As used in this Agreement, "Registration Shares" shall mean the Shares and any shares of Common Stock issued with respect thereto or in substitution therefor, whether by way of stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization or otherwise.

            (b) Piggyback Registrations. (i) If at any time after the second anniversary of the date hereof, the Company proposes to register any of its securities under the Securities Act for sale for cash (otherwise than in connection with the registration of securities issuable pursuant to an employee stock option, stock purchase or similar plan or pursuant to a merger, exchange offer or
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transaction of the type specified in Rule 145(a) under the Securities Act), the
Company shall give IBM notice of such proposed registration at least 25 days prior to the filing of a registration statement. At the written request of IBM delivered to the Company within 20 days after the receipt of the notice from the Company, which request shall state the number of Registration Shares that IBM wishes to sell or distribute publicly under the registration statement proposed to be filed by the Company, the Company shall use its best efforts to register under the Securities Act such Registration Shares, and to cause such registration (a "Piggyback Registration") to become and remain effective as provided in Section 3(h).

            (ii) If a Piggyback Registration is an underwritten primary registration on behalf of the Company, and the managing underwriters thereof advise the Company in writing that in their opinion the number of securities requested to be included in the registration exceeds the number which can be sold in the offering, the Company shall include in the registration (i) first, the securities the Company proposes to sell and (ii) second, the Registration Shares IBM proposes to sell and the securities each other holder of the Company's securities who has registration rights and has exercised such rights proposes to sell in proportion to the number of shares each proposes to sell pursuant to this clause (ii).

            (iii) If a Piggyback Registration is a underwritten secondary registration on behalf of holders of the Company's securities who have demand registration rights and the managing underwriters thereof advise the Company in writing that in their opinion the number of securities requested to be included in the registration exceeds the number which can be sold in the offering, the Company shall include in the registration (i) first, the securities of the holders of the Company's securities who have exercised their demand registration rights and (ii) second, the securities any other securityholders of the Company (including any Registration Shares IBM desires to sell) propose to sell in proportion to the number of securities each proposes to sell. In the event the Company desires to participate in such a registration of securities, the Company shall include in the registration (A) first, the securities of the holders of the Company's securities who have exercised their demand registration rights and
(B) second, the securities the Company and any other securityholders of the Company propose to sell (including any Registration Shares IBM desires to
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                                                                               7


sell) in proportion to the number of shares each proposes to sell.

            (c) Indemnification by the Company. In the event of any registration of any Registration Shares under the Securities Act, the Company shall, and hereby does, agree to indemnity and hold harmless IBM, its directors, officers and employees, each other person who participates as an underwriter in the offering or sale of such Registration Shares and each other person, if any, who controls IBM or any such underwriter within the meaning of Section 15 of the Securities Act against (i) any losses, claims, damages or liabilities, joint or several, to which IBM or any such director or officer or underwriter or controlling person may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions or proceedings, whether commenced or threatened, in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any registration statement under which the Registration Shares were registered under the Securities Act, any preliminary prospectus, final prospectus or summary prospectus contained therein, or any amendment or supplement thereto, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein in light of the circumstances in which there were made not misleading, (ii) any violation by the Company of the Securities Act or any rule or regulation promulgated under the Securities Act applicable to the Company in connection with any such registration and (iii) any legal or any other expenses reasonably incurred by them in connection with investigating or defending any such losses, claims, liabilities, actions or proceedings which result from the activities set forth in the foregoing clause (i) and (ii); provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage, liability (or action or proceeding in respect thereof) or expense arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in such registration statement, preliminary prospectus, final prospectus, summary prospectus, amendment or supplement in reliance upon and in conformity with written information furnished to the Company through an instrument duly executed by or on behalf of IBM specifically stating that it is for use in the preparation thereof; and provided further, however, that the Company shall not be liable to any person who participates as an underwriter in the offering or sale
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of Registration Shares or any other person, if any, who controls such underwriter within the meaning of the Securities Act, in any such case to the extent that any such loss, claim, damage, liability (or action or proceeding in respect thereof) or expense arises out of such person's failure to send or give a copy of the final prospectus, as the same may be then supplemented or amended, to the person asserting an untrue statement or alleged untrue statement or omission or alleged omission at or prior to the written confirmation of the sale of Registration Shares to such person if such statement or omission was corrected in such final prospectus. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of IBM or any such director, officer or controlling person and shall survive the transfer of the Registration Shares by IBM.

            (d) Indemnification by IBM. The Company may require, as a condition to including any Registration Shares in any registration statement filed pursuant to Section 3(a) or 3(b), that the Company shall have received an undertaking satisfactory to it from IBM to indemnify and hold harmless (in the same manner and to the same extent as set forth in Section 3(c)) the Company, each director of the Company, each officer of the Company signing such registration statement, any underwriter, and each other person, if any, who controls the Company within the meaning of Section 15 of the Securities Act with respect to any untrue statement or alleged untrue statement in or omission or alleged omission from such registration statement, any preliminary prospectus, final prospectus or summary prospectus contained therein or any amendment or supplement thereto, if such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information about IBM as a stockholder of the Company furnished to the Company through an instrument duly executed by IBM specifically stating that it is for use in the preparation of such registration statement, preliminary prospectus, final prospectus, summary prospectus, amendment or supplement. Such indemnity shall remain in full force and effect, regardless of any investigation made by or on behalf of the Company or any such director, officer or controlling person and shall survive the transfer by the seller of the securities of the Company being registered.

            (e) Notices of Claims, etc. Promptly after receipt by an indemnified party of notice of the commencement of any action or proceeding involving a claim
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referred to in Section 3(c) or 3(d), such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party, give notice to the latter of the commencement of such action; provided, however, that the failure of any indemnified party to give notice as provided herein shall not relieve the indemnifying party of its obligations under Section 3(c) or 3(d) except to the extent that the indemnifying party is actually prejudiced by such failure to give notice. In case any such action is brought against an indemnified party, unless in such indemnified party's reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist or the indemnified party may have defenses not available to the indemnifying party in respect of such claim, the indemnifying party shall be entitled to participate in and to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party for any legal or other expenses subsequently incurred by the latter in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall be liable for any settlement of any action or proceeding effected without its written consent. No indemnifying party shall, without the consent of the indemnified party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation.

            (f) Other Indemnification. Indemnification similar to that specified in this Section 3 (with appropriate modifications) shall be given by the Company and IBM with respect to any required registration or other qualification of Registration Shares under any Federal or state law or regulation of any governmental authority other than the Securities Act.

            (g) Indemnification Payments. The indemnification required by this
Section 3 shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as and when bills are received or expense, loss, damage or liability is incurred.

            (h) Registration Covenants of the Company. In the event that any Registration Shares are to be registered
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pursuant to Section 3(a) or 3(b), the Company covenants and agrees that it shall use its best efforts to effect the registration and cooperate in the sale of the Registration Shares to be registered and shall as expeditiously as possible:

            (i) (A) prepare and file with the SEC a registration statement with respect to the Registration Shares (as well as any necessary amendments or supplements thereto) (a "Registration Statement") and (B) use its best efforts to cause the Registration Statement to become effective; provided that the Company shall be entitled to deter such filing for a period not to exceed 120 days after receipt of IBM's written demand pursuant to
      Section 3(a) if (A) the Company is contemplating an underwritten public offering of its securities and, in the judgment of the managing underwriter thereof, such filing would have a material adverse effect on the contemplated offering, (B) the Company is in possession of material information that it deems advisable not to disclose in a registration statement or (C) the Company is prohibited (pursuant to the terms of an underwriting agreement in connection with a public offering of its securities effected within the previous six months) from filing such registration statement prior to the end of such 120-day period;

            (ii) prior to any filing described above in Section 3(a), furnish to IBM copies of the Registration Statement and any amendments or supplements thereto and any prospectus forming a part thereof proposed to be so filed, which documents shall be subject to the review of counsel for IBM (but not approval of such counsel except with respect to any statement in the Registration Statement which relates to IBM);

            (iii) notify IBM, promptly after the Company shall receive notice thereof, of the time when the Registration Statement becomes effective or when any amendment or supplement or any prospectus forming a part of the Registration Statement has been filed;

            (iv) notify IBM promptly of any request by the SEC for the amending or supplementing of the Registration Statement or prospectus or for additional information;
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            (v)(A) advise IBM after the Company shall receive notice or otherwise obtain knowledge of the issuance of any order by the SEC suspending the effectiveness of the Registration Statement or any amendment thereto or of the initiation or threatening of any proceeding for that purpose and (B) promptly use its best efforts to prevent the issuance of any stop order or to obtain its withdrawal promptly if a stop order should be issued;

            (vi)(A) prepare and file with the SEC such amendments and supplements to the Registration Statement and the prospectus forming a part thereof as may be necessary to keep the Registration Statement effective for the lesser of (x) a period of time necessary to permit IBM to dispose of all its Registration Shares and (y) the maximum period of time permitted by law to keep effective a registration statement without filing an amendment containing new audited financial statements and (B) comply with the provisions of the Securities Act with respect to the disposition of all Registration Shares covered by the Registration Statement during such period in accordance with the intended methods of disposition by IBM set forth in the Registration Statement;

            (vii) furnish to IBM such number of copies of the Registration Statement, each amendment and supplement thereto, the prospectus included in the Registration Statement (including each preliminary prospectus) and such other documents as IBM may reasonably request in order to facilitate the disposition of the Registration Shares owned by IBM;

            (viii) use its best efforts to register or qualify such Registration Shares under such other securities or "Blue Sky" laws of such jurisdictions as determined by the underwriters after consultation with the Company and IBM and do any and all other acts and things which may be reasonably necessary or advisable to enable IBM to consummate the disposition in such jurisdictions of the Registration Shares (provided that the Company shall not be required to (A) qualify generally to do business in any jurisdiction in which it would not otherwise be required to qualify but for this Section 3(h)(viii), (B) subject itself to taxation in any such jurisdiction or (C) consent to general service of process in any such jurisdiction);
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            (ix) notify IBM, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the happening of any event as a result of which the Registration Statement would contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and, at the request of IBM, prepare a supplement or amendment to the Registration Statement so that the Registration Statement shall not, to the Company's knowledge, contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading;

            (x) provide a transfer agent and registrar, which may be a single entity, for all the Registration Shares not later than the effective date of the Registration Statement;

            (xi) enter into such customary agreements (including an underwriting agreement in customary form) and take all such other action, if any, as IBM or the underwriters shall reasonably request in order to expedite or facilitate the disposition of the Registration Shares pursuant to this
      Section 3;

            (xii)(A) make available for inspection by IBM, any underwriter participating in any disposition pursuant to the Registration Statement and any attorney, accountant or other agent retained by IBM or any such underwriter all relevant financial and other records, pertinent corporate documents and properties of the Company and (B) cause the Company's officers, directors and employees to supply all relevant information reasonably requested by IBM or any such underwriter, attorney, accountant or agent in connection with the Registration Statement; and

            (xiii) cause the Company's independent public accountants to provide a comfort letter in customary form and covering such matters of the type customarily covered by comfort letters.

            (i) Expenses. The Company shall pay, on behalf of IBM, all of the expenses in connection with any Demand Registration pursuant to Section 3(a) or Piggyback Registration pursuant to Section 3(b), including all
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registration, filing and NASD fees, all fees and expenses of complying with securities or "Blue Sky" laws, all word processing, duplicating and printing expenses, all messenger and delivery expenses, the fees and disbursements of counsel for the Company and of its independent public accountants (including the expenses of comfort letters required by or incident to such performance and compliance) and any fees and disbursements of underwriters customarily paid by issuers or sellers of securities, but excluding any underwriting discounts and commissions and transfer taxes, if any. In any registration, IBM shall pay for its own underwriting discounts and commissions, if any, and any fees and disbursements of counsel and accountants employed by IBM.

            (j) Assignment of Registration Rights. IBM may assign its rights under this Section 3 to anyone (other than an affiliate of the Company) to whom IBM sells, transfers or assigns all of its beneficial interest in at least 100,000 Registration Shares (as adjusted for stock splits, stock dividends and stock combinations), other than in sales pursuant to Rule 144 under the Securities Act or a Demand Registration or a Piggyback Registration effected pursuant to this Section 3; provided, however, that no assignment shall increase the Company's obligations to effect registrations or pay expenses thereof.

            (k) Rule 144. The Company shall take all actions reasonably necessary to enable IBM to sell the Registration Shares without registration under the Securities Act within the limitation of the exemptions provided by Rule 144 under the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the SEC, including filing on a timely basis all reports required to be filed by the Securities Exchange Act of 1934. Upon the request of IBM, the Company shall deliver to IBM a written statement as to whether it has complied with such requirements.

            (l) Contribution. In order to provide for just and equitable contribution to joint liability under the Securities Act in any case in which the Company or any holder of Registration Shares exercising its rights under this Section 3 makes a claim for indemnification pursuant to Section 3(c) or 3(d), but it is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such
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indemnification may not be enforced in such case notwithstanding that Section
3(c) or 3(d) provides for indemnification in such case, then, the Company and such holder of Registration Shares will contribute to the aggregate losses, claims, damages or liabilities to which they may be subject (after contribution from others) in such proportion as is appropriate to reflect the relative fault of the Company on the one hand and of the holder of Registration Shares on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations or, it the allocation provided herein is not permitted by applicable law, in such proportion as shall be appropriate to reflect the relative benefits received by the Company and any holder of Registration Shares from the offering of the securities covered by such registration statement. The relative fault of the Company on the one hand and of the holder of Registration Shares on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact related to information supplied by the Company on the one hand or by the holder of Registration Shares on the other; provided, however, that, in any such case, (A) no such holder of Registration Shares will be required to contribute any amount in excess of the proceeds received by such holder of Registration Shares offered by it pursuant to such registration statement; and (B) no person or entity guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) will be entitled to contribution from any person or entity who was not guilty of such fraudulent misrepresentation.

            4. Right of First Offer

            (a) Mechanics. Prior to selling or otherwise disposing of any of the Shares, IBM shall first give the Company the opportunity to purchase the Shares (the "Transfer First Offer Right") in the following manner:

            (i) IBM shall give written notice to the Company of its intent to dispose of the Shares, setting forth the number of Shares to be disposed of (the "Transfer Notice").

            (ii) The Transfer Notice shall constitute an offer by IBM to sell all, but not less than all, of the Shares specified in the Transfer Notice to the Company (or a
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purchaser designated by the Company) at a cash price per Share (the "Transfer
Price") equal to the Market Price on the most recent trading date preceding the date of the Transfer Notice. Market Price shall mean the closing sales price for a share of Common Stock on the principal national securities exchange on which the Common Stock is listed, or, if the Common Stock is not listed on any national securities exchange, the closing sales price for a share of Common Stock as reported on the National Association of Securities Dealers Automated Quotation System ("NASDAQ"), or, if such closing price shall not be reported on NASDAQ, the average of the closing bid and asked prices of a share of Common Stock as so reported, or, if such prices shall not be so reported, as the same shall be reported by the National Quotation Bureau Incorporated, or, in all other cases, the value set in good faith by the Company's Board of Directors.

            (iii) The Transfer First Offer Right shall be exercisable by written notice to IBM (the "Transfer Exercise Notice") within 10 calendar days after receipt of the Transfer Notice.

            (iv) If the Company exercises the Transfer First Offer Right, then IBM shall sell the Shares specified in the Transfer Notice to the Company (or a purchaser designated by the Company) at the Transfer Exercise Price. The closing of the purchase and sale of the Shares shall take place on such date, no later than 30 days after delivery to the Company of the Transfer Notice, as shall be specified by the Company in the Transfer Exercise Notice.

            (v) If the Company does not exercise the Transfer First Offer
Right, IBM may sell or otherwise dispose of the Shares specified in the Transfer Notice.

            (b) Exceptions. The Transfer First Offer Right shall not apply to
(i) any disposition to the Company or a person or persons approved by the Company; (ii) in a sale pursuant to a Registration Statement in accordance with
Section 3; (iii) to a subsidiary of IBM which agrees in writing to comply with the obligations of IBM in this Agreement; (iv) in a merger or consolidation of the Company; or (v) in response to an offer to acquire the Shares which is available to substantially all the holders of Common Stock.

            5. Miscellaneous.

            (a) Entire Agreement; Successors and Assigns. This Agreement and the Technology Agreement constitute the entire contract between the parties relative to the subject matter hereof and no party shall be liable or bound to the other in any manner by any warranties, representations or covenants except as specifically set forth herein or therein. Any previous agreement among the parties with respect to the sale of the Shares is superseded by this Agreement. The terms and conditions of this Agreement shall inure to the benefit of the parties. Except as expressly provided in Section 3(j), nothing in this Agreement, expressed or implied, is intended to confer upon any party, other than the parties hereto, any rights, remedies, obligations or liabilities under or by reason of this Agreement.

            (b) Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to the conflict of laws principles of such State.

            (c) Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

            (d) Headings. The headings of the Sections of this Agreement are for convenience and shall not by themselves determine the interpretation of this Agreement.

            (e) Notices. Any notice or other communication required or permitted hereunder shall be given in writing and shall be deemed effectively given when delivered by hand, courier or overnight delivery service, five days after deposit if sent by registered or certified mail, return receipt requested, or when received if sent in the form of a telecopy, addressed to a party at its address hereinafter shown or at such other address as such party may designate by ten day's advance written notice to the other party. Any notice to the Company shall be sent to Stratasys, Inc., 14950 Martin Drive, Eden Prairie, Minnesota 55342, telecopy no.: (612) 937-0070, Attention: S. Scott Crump. Any notice to IBM shall be sent to International Business Machines Corporation, Old Orchard Road, Armonk, New York, 10504, telecopy no.: (914) 765-6006, Attention:
Donald D. Westfall.

            (f) Survival of Representations and Warranties. The representations and warranties of the parties contained in or made pursuant to this Agreement shall survive the execution and delivery of this Agreement and the issuance, delivery and payment for the Shares.

            (g) Severability. If any provision of this Agreement or the application of such provision is invalid, illegal or unenforceable in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement or invalidate or render unenforceable this Agreement in any other jurisdiction. To the extent permitted by applicable law, the parties waive any provision of law that renders any provision of this Agreement invalid, illegal or unenforceable in any respect. The parties shall, to the extent lawful and practicable, use their best reasonable efforts to enter into arrangements to reinstate the intended benefits, net of the intended burdens, of any such provision held invalid, illegal or unenforceable.

            IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.


                                 STRATASYS, INC.


                                 by /s/ S. Scott Crump
                                    ------------------------------


                                 INTERNATIONAL BUSINESS MACHINES
                                 CORPORATION,


                                 by /s/ Lee A. Dayton
                                    -------------------------------
                                    Lee A. Dayton
                                    General Manager, Real Estate and
                                    Business Development